EXHIBIT 23.1




                            CONSENT OF MOSS ADAMS LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC registration number 333-53308), filed on January 5, 2001, of United Financial Corp. and Subsidiaries of our report dated February 21, 2002, which appears in the Annual Report on Form 10-K of United Financial Corp. and Subsidiaries for the year ended December 31, 2001.




Moss Adams LLP

Spokane, Washington
February 21, 2002